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                                                                    EXHIBIT 99.2

                            YOUNG BROADCASTING INC.
                              599 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Vincent J. Young and James A. Morgan as proxies, each with the power of substitution, and hereby authorizes them to vote all shares of Class A and Class B common stock of the undersigned at the special meeting of Young, to be held at the Mark Hopkins Inter-Continental Hotel, Number One Nob Hill, San Francisco, California, at 9:00 a.m. on Thursday, April 27, 2000 and at any adjournments or postponements thereof.

   WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS SET FORTH ON THE REVERSE SIDE.


CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                      SEE REVERSE SIDE


     Please mark
     vote as in
     this example

The Board of Directors recommends a vote FOR proposals 1, 2, 3, 4 and 5.

1. Proposal to authorize the issuance of Young's  FOR     AGAINST       ABSTAIN
Class A common stock in connection with the
merger of the Chronicle Publishing Company, Inc.
with and into a newly formed subsidiary of
Young.
2. Election of Directors.
    Nominees: Vincent J. Young, Adam Young,           FOR ALL     WITHHELD FROM
    Ronald J. Kwasnick, James A. Morgan, Bernard     NOMINEES     ALL NOMINEES
    F. Curry, Alfred J. Hickey, Jr., David C.
    Lee, Leif Lomo, Robert L. Winikoff
                                            -----------------------------------
                                                   FOR ALL NOMINEES EXCEPT AS
                                                           NOTED ABOVE
3. Proposal to approve an amendment to Young's    FOR     AGAINST       ABSTAIN
Certificate of Incorporation which would
eliminate the required minimum percentage of
Young's outstanding common stock to be held by
the Young Management Group (as defined) for
continued designation of Young's Class B common
stock

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
4. Proposal to approve an amendment to Young's 1995 Stock   FOR AGAINST ABSTAIN
Option Plan to increase the total number of shares with
respect to which options and stock appreciation rights may
be granted thereunder.
5. Selection of Ernst & Young LLP as Independent Auditors   FOR AGAINST ABSTAIN

                                          Please sign exactly as name appears
                                          hereon. Joint owners should each
                                          sign. When signing as attorney,
                                          executor, administrator, trustee or
                                          guardian, please give full title as
                                          such.

Signature: __________Date:                Signature: __________Date:

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